TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of November 21, 2005, by and between NEXICON, INC., incorporated and existing under the laws of the State of Nevada (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    RECITALS:

      WHEREAS, the Company and the Investor entered into an securities purchase agreement dated as of June 24, 2005 (the "Securities Purchase Agreement"); an investor's registration rights agreement dated as of June 24, 2005 (the "Investor's Registration Rights Agreement"), an escrow agreement dated as of June 24, 2005 (the "Escrow Agreement"), a security agreement dated as of June 24, 2005 (the "Security Agreement"), and the Company issued to the Investor a convertible debentures on June 24, 2005 (the "Convertible Debentures") a standby equity distribution agreement dated June 24, 2005 (the "Standby Equity Distribution Agreement") a registration rights agreement dated as of June 24, 2005 (the "Registration Rights Agreement"), an escrow agreement dated as of June 24, 2005 (the "SEDA Escrow Agreement") and a placement agent agreement dated June 24, 2005. (collectively, the Securities Purchase Agreement, the Investor's Registration Rights Agreement, the Escrow Agreement, the Security Agreement, the Convertible Debentures, the Standby Equity Distribution Agreement, Registration Rights Agreement, the SEDA Escrow Agreement, and the Placement Agent Agreement are referred to as the "Transaction Documents.")

      NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Termination. Each of the parties to this Agreement hereby terminate the Securities Purchase Agreement, the Investor's Registration Rights Agreement, the Escrow Agreement, the Convertible Debentures, the Standby Equity Distribution Agreement, Registration Rights Agreement, the SEDA Escrow Agreement and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.


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      IN WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement on the date first set forth above.

                                       NEXICON, INC.

                                       By:
                                          --------------------------------------
                                       Name:  Richard Urrea
                                       Title: President

                                       CORNELL CAPITAL PARTNERS, LP

                                       By: Yorkville Advisors, LLC
                                       Its: General Partner

                                       By:
                                          --------------------------------------
                                       Name:  Mark A. Angelo
                                       Title: Portfolio Manager


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